Exhibit 10.22

《独家业务合作协议》之补充协议

SUPPLEMENTARY AGREEMENT

IN CONNECTION WITH

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

本《独家业务合作协议》之补充协议（下称“本协议”）由以下双方于2022年4月8日在中华人民共和国（下称“中国”）六安市签署。

This SUPPLEMENTARY AGREEMENT IN CONNECTION WITH Exclusive Business Cooperation Agreement (this “Supplementary Agreement”) is made and entered into by and between the following parties on April 8, 2022 in Lu’An City, Anhui Province, the People’s Republic of China (“China” or the “PRC”).

甲方：	安徽中瑞源生物科技有限公司
地址：	安徽省六安市舒城县汤池镇舒河路
Party A:	Anhui Zhongruiyuan BiotechnologyCo., Ltd.,
Address:	Shuhe Road, Tangchi Town, Shucheng County, Lu’An City, Anhui Province

乙方：	安徽奥凯发油脂科技股份有限公司
地址：	安徽省六安市舒城县汤池镇舒河路
Party B:	Anhui Aokai Fa Grease Technology Co., Ltd.
Address:	Shuhe Road, Tangchi Town, Shucheng County, Lu’An City, Anhui Province

甲方和乙方以下各称为“一方”，统称为“双方”。

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

鉴于，双方共同签署了《独家业务合作协议》，各方本着互利互惠的原则，经友好协商，就《合伙协议》中未尽事项以及部分协议内容进行变更，特订立以下补充协议：

Whereas, the Parties entered into the EXCLUSIVE BUSINESS COOPERATION AGREEMENT. Now, therefore, through mutual discussion, the Parties hereto agree to amend the EXCLUSIVE BUSINESS COOPERATION AGREEMENT, on the terms and conditions set out in this Supplementary Agreement as follows:

本补充协议中的所有词语定义，除非另有说明，否则其定义与《独家业务合作协议》中的定义相同 。

Unless otherwise defined in this Supplementary Agreement or the context otherwise requires, all capitalized terms used in this Supplementary Agreement shall have the same meanings ascribed to them in the EXCLUSIVE BUSINESS COOPERATION AGREEMENT.

1.	双方同意《独家业务合作协议》的第2条应当修改如下：

Each Party agrees that the Article 2 of EXCLUSIVE BUSINESS COOPERATION AGREEMENT shall be amended as follows:

1.1	双方同意，在本协议有效期内，就本协议项下甲方向乙方提供的营销及咨询服务，乙方应每月将相当于其净收入100%的款项（即扣除当月成本、费用和相应税费（企业所得税除外）后的收入款项）支付给甲方作为服务费（“服务费”），但经双方协商并经甲方或甲方母公司事先同意，服务费的金额可以根据甲方当月的服务内容和乙方的经营需要进行调整。

Both Parties agree that, during the terms of this Agreement, in consideration of the Marketing and Consulting Services provided by Party A, Party B shall pay to Party A the fees (the “Service Fees”) equal to 100% of the net income of Party B, which is Party B’s earnings before corporate income tax, being the monthly revenues after deduction of operating costs, expenses and other taxes; provided that upon mutual discussion between the Parties and the prior consent by Party A or Party A’s Parent Company, the rate of Service Fees may be adjusted based on the services rendered by Party A in that month and the operation needs of Party B.

1.2	服务费应当按月支付；乙方应于每月最后一天的30日内，(a) 向甲方提供乙方当月的管理报表和经营数据，包括乙方在当月的净收入额（“每月净收入”）；(b) 将每月净收入的100%或甲方同意的其他金额支付给甲方（“月付款”）。如乙方当月取得的收入在扣除当月成本、费用和相应税费（企业所得税除外）后为零或负数，则乙方无需支付服务费；若乙方持续亏损，则所有的亏损可递延至以后月份的服务费中扣除。乙方应于每个财政年度末的90日内，(a) 向甲方提供乙方在本财政年度的经审计的财务报表，该财务报表应当经由甲方批准的独立注册会计师审计并认证；(b) 如果按照经审计的财务报表显示，本财政年度内乙方向甲方支付的月付款的总额有任何不足，乙方应向甲方支付差额。

The Service Fees shall be due and payable on a monthly basis; within 30 days after the end of each month, Party B shall (a) deliver to Party A the management accounts and operating statistics of Party B for such month, including the net income of Party B during such month (the “Monthly Net Income”), and (b) pay 100% of such Monthly Net Income, or other amount agreed by Party A, to Party A (each such payment, a “Monthly Payment”). If such earnings after deduction of operating costs, expenses and other legal taxes are zero or negative, Party B is not required to pay the Service Fees; if Party B sustains losses, all such losses will be carried over to the following month(s) and deducted from the following month(s)’ Service Fees. Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Monthly Payments paid by Party B to Party A in such fiscal year.

1.3	甲方同意承担乙方的全部经营风险。如果乙方经营发生亏损的，由甲方负责提供经济支持；乙方现金不足以支付债务的，由甲方负责偿还债务；亏损导致净资产低于注册资本的，由甲方负责补足。如果乙方遭遇重大经营困难，甲方有权要求乙方停止经营，乙方应无条件遵循甲方的要求。

Party A agrees that, during the term of this Agreement, Party A shall bear all risk arising from or in connection with Party B’s Principle Business, including providing financial support to Party B in the event that Party B is having operating losses, paying off its debts if Party B has no sufficient funds to repay, and funding the deficit if Party B’s net assets are lower than its registered capital. In the event that Party B encounters severe difficulties in operation, Party A shall have the right to request Party B to cease operation and Party B shall comply with Party A’s request unconditionally.

1.4	乙方基于本协议而支付甲方服务费的义务，应由乙方股东用其持有的全部乙方股份以质押形式做担保。甲方应与乙方及乙方股东就此签订《股份质押协议》。

The obligation of Party B to pay to Party A the Service Fees under this Agreement shall be secured by the shares provided by the shareholders of Party B over the shares held by them. Party A shall enter into Share Pledge Agreement with Party B and shareholders of Party B.

2.	本协议生效后，即成为《独家业务合作协议》不可分割的组成部分，与《独家业务合作协议》具有同等的法律效力。除本协议中明确所作修改的条款之外，原协议的其余部分应完全继续有效。

On and from the effective date of this Supplementary Agreement, this Supplementary Agreement and EXCLUSIVE BUSINESS COOPERATION AGREEMENT shall be read and construed as one document. Except to the extent expressly amended and supplemented by this Supplementary Agreement, all terms and conditions of the EXCLUSIVE BUSINESS COOPERATION AGREEMENT shall remain unchanged and in full force and effect.

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本《独家业务合作协议》之补充协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this SUPPLEMENTARY AGREEMENT IN CONNECTION WITH EXCLUSIVE BUSINESS COOPERATION AGREEMENT as of the date first above written.

甲方：	安徽中瑞源生物科技有限公司
Party A:	Anhui Zhongruiyuan Biotechnology Co., Ltd.

签字：
By:	/s/ Pingting Wang
姓名：	王娉婷
Name:	Pingting Wang
职位：	法定代表人
Title:	Legal Representative

乙方：	安徽奥凯发油脂科技股份有限公司
Party B:	Anhui Aokai Fa Grease Technology Co., Ltd.

签字：
By:	/s/ Shuguang Chang
姓名：	常曙光
Name:	Shuguang Chang
职位：	法定代表人
Title:	Legal Representative